                                                                    EXHIBIT 12.1

                      COMPUTATION OF RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN THOUSANDS)

                                                                                                       NINE MONTHS
                                                                                                          ENDED
                                                                YEAR ENDED MARCH 31,                   DECEMBER 31,
                                                   -----------------------------------------------   ----------------
                                                    1993     1993     1994      1995       1996       1995     1996
                                                   ------   ------   -------   -------   ---------   ------   -------
HISTORICAL
Net income from continuing operations............  $6,844   $2,953   $ 8,885   $19,163   $     382   $5,172   $ 5,233
Income tax (benefit).............................     462     (208)    4,534    10,990        (505)   2,323     3,057
                                                   ------   ------   -------   -------   ---------   ------   -------
Income before income taxes.......................  $7,306   $2,745   $13,419   $30,153   $    (123)  $7,495   $ 8,290
                                                   ======   ======   =======   =======   =========   ======   =======
Fixed charges
  Interest expense...............................                                        $     847   $   --   $ 2,719
  Estimated interest factor on operating
     leases......................................                                               88       --       292
                                                   ------   ------   -------   -------   ---------   ------   -------
     Total fixed charges.........................  $   --   $   --   $    --   $    --   $     935   $   --   $ 3,011
                                                   ======   ======   =======   =======   =========   ======   =======
Earnings:
  Income before income taxes.....................  $7,306   $2,745   $13,419   $30,153   $    (123)  $7,495   $ 8,290
  Fixed charges..................................      --       --        --        --         935       --     3,011
                                                   ------   ------   -------   -------   ---------   ------   -------
     Total earnings..............................  $7,306   $2,745   $13,419   $30,153   $     812   $7,495   $11,301
                                                   ======   ======   =======   =======   =========   ======   =======
Ratio of earnings to fixed charges(a)(b).........      --       --        --        --         .87       --      3.75
PRO FORMA -- GIVING PRO FORMA EFFECT ONLY TO
  PREFERRED STOCK DIVIDENDS(C)
Net income from continuing operations............                                        $     382   $5,172   $ 5,233
Income tax (benefit).............................                                             (505)   2,323     3,057
                                                                                         ---------   ------   -------
Income before income taxes.......................                                        $    (123)  $7,495   $ 8,290
                                                                                         =========   ======   =======
Fixed charges
  Interest expense...............................                                        $     847   $   --   $ 2,719
  Estimated interest factor on operating
     leases......................................                                               88       --       292

Dividends on preferred stock.....................                                              656      492       492
  Income tax impact on nondeductibility of
     preferred stock dividends...................                                              402      301       301
                                                                                         ---------   ------   -------
  Dividends on preferred stock, grossed up for
     tax impact of nondeductibility..............                                            1,058      793       793
                                                                                         ---------   ------   -------
     Total fixed charges and preferred stock
       dividends.................................                                            1,993      793     1,085
                                                                                         =========   ======   =======
Earnings:
  Income before income taxes.....................                                        $    (123)  $7,495   $ 8,290
  Fixed charges..................................                                              935       --     3,011
                                                                                         ---------   ------   -------
     Total earnings..............................                                        $     812   $7,495   $11,301
                                                                                         =========   ======   =======
Ratio of earnings to fixed charges(a)(e).........                                              .41     9.45     10.42

                                                                    EXHIBIT 12.1
                                                                     (CONTINUED)

                      COMPUTATION OF RATIO OF EARNINGS TO
      COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)


                                                                                          YEAR
                                                                                          ENDED     NINE MONTHS ENDED
                                                                                        MARCH 31,     DECEMBER 31,
                                                                                        ---------   -----------------
                                                                                          1996       1995      1996
                                                                                        ---------   -------   -------
PRO FORMA -- BASED ON PRO FORMA RESULTS OF
  OPERATIONS(D)
Net income from continuing operations...........                                        $   2,978   $ 7,933   $ 5,620
Income tax......................................                                            1,082     4,021     3,256
                                                                                        ---------   -------   -------
Income before income taxes......................                                        $   4,060   $11,954   $ 8,876
                                                                                        =========   =======   =======
Fixed charges
  Interest expense..............................                                        $   3,978   $ 3,017   $ 2,719
  Estimated interest factor on operating
     leases.....................................                                              436       338       293
Dividends on preferred stock....................                                              656       492       492
  Income tax impact of nondeductibility of
     preferred stock dividends..................                                              402       301       301
                                                                                        ---------   -------   -------
  Dividends on preferred stock, grossed up for
     tax impact of nondeductibility.............                                            1,058       793       793
                                                                                        ---------   -------   -------
          Total fixed charges and preferred
            stock dividends.....................                                        $   5,472   $ 4,148   $ 3,805
                                                                                        =========   =======   =======
Earnings:
  Income before income taxes....................                                        $   4,060   $11,954   $ 8,876
  Fixed charges.................................                                            4,414     3,355     3,012
                                                                                        ---------   -------   -------
          Total earnings........................                                        $   8,474   $15,309   $11,888
                                                                                        =========   =======   =======
Ratio of earnings to fixed charges(a)...........                                             1.55      3.69      3.12


---------------
(a) For purposes of calculating the ratio of earnings to fixed charges (i) earnings consist of income (loss) from continuing operations before income tax plus income tax and fixed charges and (ii) fixed charges consist of interest expense, plus the portion of rent expense under operating leases deemed by the Company to be representative of the interest factor. Dividends on preferred stock are grossed up for the impact of the nondeductibility of dividends for income tax purposes.

(b) For the year ended March 31, 1996, the Company's earnings were insufficient to cover fixed charges by $123,000.

(c) Pro forma earnings to fixed charges and preferred stock dividends has been calculated using historical amounts and giving pro forma effect only to preferred stock dividends which relate to preferred stock to be issued in the conversion.

(d) Pro forma earnings to fixed charges based on pro forma results of operations have been calculated considering the pro forma effects of the Acquisition of SHC and Recapitalization. The pro forma information for the year ended March 31, 1996 assumes the Acquisition and Conversion occurred on April 1, 1995. The pro forma information for the nine months ended December 31, 1995 assumes the Acquisition and Conversion occurred on April 1, 1995. The pro forma information for the nine months ended December 31, 1996 assumes the Conversion occurred on April 1, 1995.

(e) For the year ended March 31, 1996, the Company's earnings were insufficient to cover fixed charges and pro forma preferred stock dividends by $1,181,000, after giving pro forma effect only to preferred stock dividends.